EXHIBIT 23


                            CONSENT OF ERNST & YOUNG
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-78300) pertaining to the Employee Stock Purchase Plan of E.W. Blanch Holdings, Inc. of our report dated January 24, 1997, except for Note 15, as to which the date is February 21, 1997, with respect to the consolidated financial statements of E.W. Blanch Holdings, Inc. by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                 /s/  Ernst & Young LLP


Minneapolis, Minnesota
March 28, 1997